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                                                               EXHIBIT NO. 10(e)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, made between John D. Bair, an individual residing at ___________________________ (the "Employee"), and Pinnacle Data Systems, Inc., an Ohio corporation whose principal place of business is located at 2155 Dublin Road, Columbus, Ohio 43228 (the "Employer").

Background

         A. Employer is engaged in the business of providing depot repair services for electronic equipment and providing customized engineering applications and CPU board designs and manufacturing for integration into existing systems.

         B. Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth.

         THEREFORE, Employer and Employee agree as follows:

         1. EMPLOYMENT. Employer hereby employs, engages, and hires Employee as Chief Executive Officer and Director of Engineering, performing substantially the same duties as those which Employee has performed for Employer in the past. Employee shall also render such other executive services and duties as may be assigned to him from time to time by Employer, acting by and through its Board of Directors. Such duties shall be primarily rendered in Columbus, Ohio, and at such other places as Employer shall in good faith require or as the interest, needs, business, or opportunity of Employer shall require. Employee hereby accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer, acting by and through its Board of Directors.

         2. STANDARD OF PERFORMANCE OF EMPLOYEE. Employee shall at all times faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof.

         3. TERM OF EMPLOYMENT. This Agreement shall be effective as of the date hereof, and shall have an initial term expiring on September 1, 2000. The term of this Agreement shall be automatically extended for one (1) year on each September 1 thereafter unless either party shall have given written notice to the other party no later than the preceding August 15 of his or its intention that the term hereof not be extended beyond its current term.

         4. COMPENSATION OF EMPLOYEE. Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder,
(a) a base salary of One-Hundred Thousand Dollars ($100,000) per year, plus (b) a bonus equal to three percent (3%) of the net pre-tax income of Employer as determined in accordance with generally accepted accounting principles applied on a consistent basis, beginning with the 1997 fiscal year of the Company and retroactive to July 1, 1997. Such bonus shall be paid in such installments as the Board of Directors of Employer shall determine, but no less than annually. Employee shall also receive those health, retirement, vacation and other fringe benefits customarily accorded to


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executive employees of Employer in effect from time to time. All payments and benefits shall be subject to withholding for any applicable Federal, State or local taxes, including Social Security. Employee may receive compensation and benefit increases in accordance with any personnel policies of Employer in effect at such time or as may be directed by the Board of Directors. Employer shall reimburse Employee for all necessary business expenses incurred by Employee while acting pursuant to this Agreement, provided such expenses are documented to Employer's reasonable satisfaction.

        In addition, Employee's base salary shall be reviewed by Employer not less often than annually, and may be increased to such level as Employer may determine. Review of Employee's salary may include a review of Employer's performance and financial condition, salaries paid to other executives and such other factors as Employer deems relevant. For fiscal year 1998 Employee's base salary shall be $135,000.

        5. TERMINATION PROVISIONS. Notwithstanding the provisions of Paragraph 3 above, this Agreement may be terminated by either party as follows:

        (a) Employer may terminate Employee's employment at any time without prior notice and with pay and benefits only to the date of such termination for cause. Termination for causes shall include, but shall not be limited to, willful failure or refusal by Employee to perform his normal duties, dishonesty, incompetence or other serious acts of misconduct within Employee's control.

        (b) Employer may remove Employee from his duties at any time for any other reason and terminate this Agreement only upon giving prior written notice to Employee and upon the payment, in lump sum, of an amount equal to (1) two year's base salary if such termination occurs during the first year of this Employment Agreement, or (2) one year's base salary if such termination occurs after the first year of this Employment Agreement.

        6. MODIFICATION OF AGREEMENT. No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by both parties hereto.

         7. DISABILITY. If at any time during the employment period, Employee shall be unable to perform his duties hereunder for a period not to exceed six
(6) month(s), Employee shall nonetheless be entitled to receive any compensation pursuant to Paragraph 4 hereof during the period of such disability, provided, however, that his "disability" be documented by a competent medical doctor selected to examine said Employee at the request of the disinterested Directors, which examination expense shall be borne by the Company. In the event said "disability" shall continue for a period greater than six (6) month(s), Employee shall no longer be entitled to receive any compensation pursuant to Paragraph 4 hereof during the remaining period of such disability, and upon the vote of the majority of the disinterested Directors, said Employee shall be terminated in consonance with the provisions of Paragraph 5.A. hereof as if said disabled Employee had voluntarily terminated his services hereunder.

        8. CONFIDENTIAL INFORMATION. Employee shall not during the employment period or thereafter, disclose to any person any confidential information obtained by him from or regarding the Company, including without limitation, the whole or any portion or phase of any technical


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information, design, procedure or improvement, or any business plans, financial information, listing of names, addresses or telephone numbers, or any other non-public information prepared by or for the benefit of the Company. In the event Employee shall leave the employment of the Company for any reason, Employee agrees that he will not take with him any writing, records, recordings, drawings, samples, specimens, prototypes, models, photographs, customer lists, product information, or other data of any description or any copy or reproduction of any of the foregoing.

        9. NON-COMPETITION. Except as herein provided, if the employment of the Employee by the Company shall be terminated for any reason, he shall for a period of two (2) years from the date of termination refrain from competing directly or indirectly with the Company and each of its subsidiaries and affiliates, if any, within a 250 (two hundred fifty) mile radius of the City of Columbus, Ohio. The foregoing notwithstanding, if the Company shall wrongfully prevent or refuse to permit Employee to perform the duties assigned to him under this Agreement or shall otherwise be in default in the performance of any of its obligations hereunder, then Employee may terminate his employment and enter into a competing business; provided however, that Employee shall not compete with the Company if he is receiving any form of compensation or other payments pursuant to the terms of this Agreement.

        10. NOTICES AND PAYMENTS. All payments required or permitted to be made under the provisions for this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement, which notices or communications must be in writing, shall be deemed to have been given when delivered by hand, or mailed by first-class or certified mail, return receipt requested, addressed to the parties at the addresses set forth above. Either party may, by notice given to the other, designate a different address for making payments or giving notices or other communications.

        11. WAIVER. Failure to insist upon a strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition nor shall any such failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants or conditions hereof.

        12. BENEFIT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to, any company which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged or by which the Company's business may be held or prosecuted. Any sale of all or substantially all of the assets of the Company shall be conditioned upon the assumption of the Employment Agreement by the Purchaser or a buy-out of the same by the Company at fair market value. The rights of the Employee may not be assigned or otherwise transferred nor may the obligations of Employee be delegated.

        13. MISCELLANEOUS. This Agreement contains the complete agreement of the parties hereto concerning the employment arrangement between such parties, and shall, as of the effective date hereof, supersede all other such agreements between the parties. This Agreement shall be constructed in accordance with and governed by the laws of the State of Ohio. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representative, successors, and assigns.


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        14. BOOKS AND RECORDS. Employee, his heirs, personal representative, or assigns, or their duly appointed agents or attorneys, shall be entitled to examine and make copies of the books and records of Employer during reasonable business hours upon reasonable notice, for the purpose of accurately determining the appropriate amounts to be paid Employee pursuant to Paragraph 4 hereof.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the 29TH Day of OCTOBER, 1997.

                                 EMPLOYEE:


                                          /s/ John D. Bair
                                 -----------------------------------------------
                                              John D. Bair


                                 EMPLOYER:

                                 PINNACLE DATA SYSTEMS, INC.


                                 By: /s/ C. Robert Hahn
                                     -------------------------------------------
                                      C. Robert Hahn, for the Board of Directors
                                          of Pinnacle Data Systems, Inc.